UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §.240.14a-12

TRAVELCENTERS OF AMERICA LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 20, 2014, TravelCenters of America LLC mailed the following notice to its shareholders with respect to the 2014 Annual Meeting of Shareholders:

*****

TRAVELCENTERS OF AMERICA LLC

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Thursday, June 19, 2014

9:30 a.m., local time

Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458

The Annual Meeting of Shareholders of TravelCenters of America LLC (the “Company”) will be held at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458, on Thursday, June 19, 2014, at 9:30 a.m., local time. The purposes of the meeting are:

1.                 to elect Arthur G. Koumantzelis and Barry M. Portnoy, or such other persons nominated by the Company’s Board of Directors, to the Company’s Board of Directors;

2.                 to ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2014 fiscal year; and

3.                 to transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

The Board of Directors set March 10, 2014 as the record date for the meeting. This means that owners of record of the common shares of the Company as of the close of business on that date are entitled to:

•                  receive this notice of the meeting; and

•                  vote at the meeting and any adjournments or postponements of the meeting.

You are invited to attend the Annual Meeting of Shareholders in person and we hope that you will be able to join us on June 19.

May 20, 2014

Newton, Massachusetts

By Order of the Board of Directors,

Jennifer B. Clark

Secretary

TRAVELCENTERS OF AMERICA LLC

ADDITIONAL INFORMATION REGARDING THE SOLICITATION

The Company, its directors and officers and Reit Management & Research LLC and certain of its directors, officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2014 Annual Meeting of Shareholders. Shortly following this notice, the Company expects to mail a proxy statement, together with a proxy card and annual report for the year ending December 31, 2013, containing more information about the Annual Meeting of Shareholders to all shareholders as of the record date. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of potential participants and their direct or indirect interests, by share holdings or otherwise, is set forth in the proxy statement for the Company’s 2013 Annual Meeting filed with the SEC and will be set forth in the proxy statement for the 2014 Annual Meeting to be filed with the SEC.

Shareholders will be able to obtain, free of charge, copies of the proxy statement and any other documents to be filed by the Company with the SEC in connection with the Annual Meeting of Shareholders at the SEC’s website, http://www.sec.gov, at the Company’s website, http://www.tatravelcenters.com, or by requesting materials from the Company by mail. Requests by mail should be directed to the Company’s Investor Relations Department at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

TRAVELCENTERS OF AMERICA LLC